BRICKELL BAY OFFICE TOWER
1001 BRICKELL BAY DRIVE, MIAMI, FLORIDA

OFFICE LEASE

BRICKELL BAY TOWER LTD., INC. (LANDLORD)

AND

RAJ VENTURES, INC. (TENANT)

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-ii-

EXHIBITS
"A" Land
"B" Plan of Premises
"C" Intentionally Omitted
"D" Supplemental Agreement
"E" Rules and Regulations
"F" Specific Terms and
Option Provisions

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LEASE
ARTICLE 1 – Parties

THIS LEASE is made as of the date shown under Item 1 of Exhibit "F" between BRICKELL BAY TOWER LTD., INC., a company qualified to do business in the state of Florida, having its principal office at c/o Management Office, 1001 Brickell Bay Drive, Suite 1808, Miami Florida, 33131, hereinafter called "Landlord" and the Tenant shown under Item 2 of Exhibit "F", hereinafter called "Tenant". All capitalized terms not otherwise defined in the text are defined in Article 50 below.

ARTICLE 2 - Premises I

In consideration of the payments of rents and other charges provided for herein and the covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that certain space ("Premises") situated on the floor(s) shown under Item 3 of Exhibit "F", which the parties agree consist of square feet of Rentable Area as shown under Item 4 of Exhibit "F", and as shown on the diagram attached hereto as Exhibit "B", in the building known as Brickell Bay Office Tower, located at 1001 Brickell Bay Drive, Miami, Florida ("Building"). I

During the Term Tenant shall have the use of unreserved parking spaces for the number of cars in the Parking Levels as shown in Item 10 of Exhibit "F". Such parking spaces may be used only by Tenant and its employees. As consideration for the availability and use of these spaces, Tenant shall pay Landlord as Additional Rent Landlord's then current standard rates for such parking spaces as shown in Item 10 of Exhibit "F", as such standard rates may be adjusted from time to time.

ARTICLE 3 – Term

(a) The term of this Lease ("Term") and Tenant's obligation to pay rent hereunder shall commence on (i) the date when the Premises are ready for occupancy or (ii) the date when Tenant shall take possession of and occupy the Premises, or any portion thereof, whichever of said dates shall first occur ("Commencement Date"), and for the term of twenty four months. The parties shall execute a written agreement substantially in the form attached hereto as Exhibit "D" ("Supplemental Agreement") to confirm the Commencement Date, provided however, failure to do so shall neither delay the Commencement Date nor affect Tenant's obligations under this Lease.

ARTICLE 4 - Holding Over

If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of this Lease by lapse of time or otherwise, Tenant shall pay Rent to Landlord, at twice the monthly Base Rent and Additional Rent payable by Tenant for the last full month of the Term prior to the expiration or earlier termination of the Term hereof, for each month or portion thereof Tenant thus remains in possession. The provisions of this Article shall not exclude Landlord's rights of reentry or any other right hereunder.

ARTICLE 5 - Rent

(a) Tenant shall pay to Landlord at its office specified in Article 1, or at such other address as Landlord shall designate to Tenant in writing from time to time, as yearly base rent, the sums shown in Item 6 of Exhibit "F" ("Base Rent"), payable on the first day of each calendar month in equal monthly installments (plus applicable taxes) in advance and without demand, beginning at the Commencement Date and continuing until the expiration of the Term. For purposes of Base Rent each year shall consist of twelve consecutive months and shall end on the last day of the month in which the first anniversary of the Commencement Date occurs. In the event the Term commences on a day other than the first day of a calendar month, the Tenant shall pay to the Landlord, on or before the Commencement Date, a pro rata portion of the monthly installment of Base Rent, such pro rata portion to be payable at the monthly rate for the first year and based on the number of days remaining in such partial month after the Commencement Date.

(b) Tenant hereby further covenants and agrees to pay to Landlord, as and when due, all sums of money, charges or other amounts required to be paid by the Tenant to the Landlord or to another person under this Lease including without limitation, Rent Escalations as set forth below, sales tax on the amount of Rent due and parking charges (all such payments being hereinafter collectively referred to as the "Additional Rent") in addition to the Base Rent provided for herein. Nonpayment of Additional Rent when due shall constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies, as nonpayment of Base Rent. All Rent shall be payable by Tenant to Landlord without set off or deduction, except as otherwise expressly set forth in this Lease.

ARTICLE 6 - Rent Escalations - Intentionally omitted

ARTICLE 7 - Security Deposit

Tenant has deposited with the Landlord the sum shown in Item 8 of Exhibit "F" as security for the full and faithful performance of the terms, covenants and conditions of this Lease. In the event default shall be made in the payment of Base Rent or Additional Rent required to be paid by Tenant, or default shall be made by Tenant in the performance of any of the other covenants, agreements or conditions by it to be kept and performed hereunder, Tenant hereby authorizes Landlord, at its election, without notice to apply the funds so deposited in payment of Base Rent or Additional Rent due hereunder or in remedying any other default hereunder. Any action taken by Landlord under this Article shall not be construed to be a waiver of any of its other rights available under this Lease or by law, or in case of subsequent default, of any of its rights to enforce any remedy available to Landlord by law or under the provisions of this Lease, including the remedies set forth in this Article. If the amount deposited as security as aforstated or any part thereof are used, applied or retained in curing any default, Tenant, upon demand, shall immediately deposit with Landlord an amount in cash equal to the amount so used, applied or retained and if Tenant shall fail to do so, such failure shall constitute a default under this Lease, affording Landlord the same remedies as a default in payment of Base Rent. Within sixty (60) days after the expiration of the Term, provided Tenant shall not then be in default hereunder, Landlord shall return to Tenant, without interest, said deposit or such portion thereof then remaining on deposit with Landlord hereunder. The security deposit may be commingled with Landlord's funds and shall not bear interest to Tenant.

In case of a sale or transfer of the fee of the Building, or any cessation of Landlord's interest therein, whether in whole or in part, Landlord may pay over any unapplied part of said security to the succeeding owner of the Building and from and after such payment Landlord shall be relieved of all liability with respect thereto. The provisions of the preceding sentence shall apply to every subsequent sale or transfer of the Building, and any successor of Landlord may, upon such sale, transfer, or other cessation of the interest of such successor in the Building, whether in whole or in part, pay over any unapplied part of said security to the successor owner of the Building and shall thereupon be relieved of a liability with respect thereto.

ARTICLE 8 - Use of Premises

Tenant shall use and occupy the Premises only as shown in Item 9 of Exhibit "F". The foregoing use is material consideration to Landlord in entering into this Lease. Tenant shall not use or occupy the Premises for any other purposes or business without the prior written consent of Landlord. Tenant shall observe and comply with all applicable governing laws, statutes, ordinance, rules regulations and the Rules and Regulations. All such Rules and Regulations shall apply to Tenant and its employees, agents, licensees, invitees, subtenants, contractors, subcontractors and assignees.

Tenant agrees that it will, at its sole cost and expense, promptly fulfill and comply with all Requirements affecting the Tenant's use and occupancy of the Premises or the business conducted therein, including, without limitation, the Americans with Disabilities Act and any law, order and regulation regarding the collection, recycling and sorting of any garbage, trash, waste produce or refuse (collectively "Waste") into specified categories. Any separately sorted Waste will be stored in containers approved by Landlord and otherwise in compliance with Requirements and shall be removed from the Premises at times prescribed by Landlord.

Landlord may refuse to collect or dispose of any Waste which is not separated and sorted in accordance with Requirements and may require that Tenant remove any Waste at its own expense through a contractor reasonably approved by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any action, claim, suit, expense and inconvenience caused by Tenant's failure to comply with any Requirement, including, without limitation, those relating to Waste.

Tenant will not maintain or store any flammable or hazardous material in the Premises, will not generate, use, store or dispose of any hazardous or toxic materials or substances, as from time to time designated under applicable law (excepting only the use of customary household cleaning products and office equipment supplies, which shall be used, stored, handled and disposed of in full compliance with applicable legal Requirements), and will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, costs of decorating or redecorating the Premises and the Building occasioned by such improvements, installations, alterations, additions or changes. Upon completing such improvements, installations, alterations, additions or changes, Tenant shall furnish Landlord with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All such improvements, installations, alterations, additions or changes shall comply with all insurance requirements and with all laws, ordinances, rules and regulations of all governmental authorities, and shall be constructed in good and workmanlike manner, and only grades of materials shall be used which conform to the existing quality of materials in the Building. Tenant shall permit Landlord to inspect construction operations in connection with such work. If Tenant desires signal, communication, alarm or other utility service connections installed or changed, the same may, at Landlord option, be provided by Landlord at the expense of Tenant.

ARTICLE 11 - Condition of Premises

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations, promises or warranties made by or on behalf of Landlord (including, without limitation, by any broker or agent or employee of Landlord) with respect to the Premises, the Land, Building, any work or alterations to be performed by Landlord, or with respect to the suitability of the Premises for the conduct of Tenant's business.

The taking of possession of the Premises by Tenant in its condition upon delivery shall conclusively establish that Landlord's work, if any, in the Premises were at such time in satisfactory condition, order and repair, excepting punch list items, if any, as to which Tenant notifies Landlord in writing within five (5) days thereafter.

ARTICLE 12 - Liens Against Premises

Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or materialman in connection with work contracted for or requested by Tenant which might be or become a lien or encumbrance or charge upon the Premises, the Building, the Land or the income therefrom and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Premises, the Building or the Land might be impaired. Neither Landlord's interest in the Land or the Building nor the Land or the Building shall be subject to attachment. Tenant shall include in all contracts and subcontracts for work to be performed by Tenant at the Premises provisions wherein such contractor or subcontractor acknowledges that Landlord has no liability under such contracts and subcontracts and that such contractor or subcontractors waives any right it may have to lien or attach Landlord's interest in the Land or the Building, or the Land or the Building. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Premises shall be filed against the Premises or the Building or Land, Tenant shall, within ten (10) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period provided, then Landlord, in addition to any other rights or remedies, may, but shall not be obligated to, discharge the same by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings; and in any such event, Landlord shall be entitled, if Landlord so elects, to defend any prosecution of an action for foreclosure of such lien by the lienor or to compel the prosecution of an action for foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount paid by Landlord and all costs and expenses, including attomeys' fees, incurred by Landlord in connection therewith shall be paid by Tenant to Landlord as Additional Rent within ten (10) days after demand. Nothing in this Lease shall be construed as in any way constituting a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any material for any specific or general improvement, alteration or repair of or to the Premises or to any part thereof in connection with the work contracted for or requested by Tenant.

ARTICLE 13 - Building Services

Landlord shall provide in a manner befitting a first class office building in the Brickell
Avenue area, in the City of Miami, Florida, the following services and facilities:

(a) Air conditioning, ventilation and heating during the hours from 8:00 a.m. to 6:00 p.m. on normal business days other than Holidays and 8:00 a.m. to 12 noon on Saturdays other than Holidays and at other hours as Tenant may request, provided that such request shall be made prior to 12:00 o'clock noon in the case of after-hours service on Monday through Friday and prior to 12:00 o'clock noon on Friday for service on weekends. Requests shall be made in writing and delivered to the Building Manager's office in the Building. Tenant shall pay to Landlord, Landlord's cost for providing any after-hours service. Landlord will establish the hourly cost of such service, from time to time, including reasonable physical depreciation and administration costs based upon the anticipated operating life of the equipment as of the Commencement Date, which cost is presently estimated to be $40.00 per hour, and which may be increased from time to time. Landlord will render to Tenant and Tenant shall promptly pay monthly bills for such service.

Landlord will maintain the air conditioning systems, and will use all reasonable care to keep the same in proper and efficient operating condition; provided, however, Landlord will not be responsible for the failure of the air conditioning system to meet the requirements hereinbefore specified if such failure results from the occupancy of the Premises by more than an average of one person for each 100 square feet of Rentable Area or if Tenant installs and operates machines, appliances and lighting fixtures, excluding Building Standard lighting fixtures in the ceiling, which exceed a total of three (3) watts of connected load per square foot of usable area. Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. Tenant also agrees to abide by all governmental regulations regarding heating and cooling and agrees to indemnify Landlord for any liabilities imposed upon Landlord for Tenant failure to do so;

(b) Continuous passenger elevator service during normal business days and hours other than Holidays, and service via at least one car per elevator bank at all other times;

(c) Janitor services, including the removal of debris, cleaning of space, dusting of furniture, desks and pictures, window cleaning and vacuuming;

(d) Cold and hot water for Building restroom facilities and cold water for drinking fountains. If Tenant requires water for any additional purposes, Tenant shall pay the cost thereof as shown on a meter to be installed and maintained at Tenant's expense to measure such consumption;

(e) Relamping and reballasting in the common area of the Building and relamping and reballasting of Building Standard lamping in the Premises as required; and

(f) Electric current for Building Standard 277-volt lighting fixtures installed in the Premises and for normal small business machines connected to Building Standard 120-volt, single phase outlets during normal business days and hours. Tenant shall pay monthly to Landlord, as Additional Rent, for the consumption of electricity used in the Premises of a total connected load in excess of a total of 3 watts per square foot of Rentable Area, at a rate computed on Landlord's average cost per kilowatt hour, determined by dividing the total kilowatt hours used into the total cost of the electric company's invoices paid for the Building for the prior month. The amount of electrical consumption in the Premises for a total connected load in excess of 3 watts per square foot of Rentable Area shall be determined by Landlord's reasonable estimate, or, if requested by Tenant, by an engineering analysis and/or study, such analysis and/or study to be at Tenant's cost. Landlord shall not be liable for failure of and/or lack of supply in the electric current.

Landlord shall not be liable to Tenant and there shall be no abatement or diminution in Rent or Additional Rent in the event of the suspension, delay or stoppage of any of the services to be furnished and provided by Landlord under this Lease, whenever occasioned by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply or labor, energy or fuel (or inability in the exercise of reasonable diligence to obtain any required energy or fuel), acts of God or the public enemy, riots, interferences by civil or military authorities, compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, Landlord's negligence, or by reason of any other cause beyond Landlord's control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, or improvements which, in Landlord's reasonable judgment, are desirable or necessary to be made; and Landlord may suspend any such service until completion of any such work, which Landlord covenants and agrees to use reasonable efforts to complete in a timely manner.

ARTICLE 14 - Assignment and Subletting

(a) The identity and financial position of Tenant is a material consideration of Landlord in entering into this Lease. The Tenant shall not, and shall not have the power or authority, without the consent of Landlord, to:

1. assign, transfer, encumber, mortgage, dispose of or convey this Lease or any interest in it;

2. allow any assignment, subletting or transfer hereof or any lien upon the Tenant's interest by operation of law or by voluntary or involuntary bankruptcy proceeding or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings;

3. sublet the Premises or any part thereof; or

4. permit the use or occupancy of the Premises or any part thereof by anyone other than the Tenant, its employees, or guests.

Any attempted assignment, subletting, mortgaging, encumbrance or transfer in violation of the foregoing provision shall constitute a default hereunder and shall be void and of no effect whatsoever;

(b) If Tenant is a corporation, partnership or limited liability company, then any transfer of this Lease from Tenant by merger, consolidation or liquidation, or any change in ownership or power to vote of a majority of its outstanding voting stock, partnership interests or membership interests from the owners of such stock or partnership or membership interests or those controlling the powers to vote of such stock, partnership interests or membership interests as of the date of this Lease, shall constitute an assignment for the purpose of this Lease. The foregoing provision shall not apply to a corporate Tenant if, and so long as, all the outstanding voting stock of such corporation is listed on a National Securities Exchange as defined in the Securities Exchange Act of 1934, as amended.

(c) In the event that Tenant requests permission to either assign this Lease, or to sublet the whole or any part of the Premises, or this Lease is deemed to be assigned pursuant to Paragraph (b) of this Article, then Landlord may, in its sole and absolute discretion, elect to consent or withhold consent. Without otherwise limiting the Landlord's right to approve or disapprove any assignment or subletting, Landlord intends, at its option, to withhold its consent to any subletting of the Premises or any part thereof if (i) such proposed subletting be to any person, firm, association or corporation which shall then be a tenant or sub-tenant of Landlord or an occupant of any part of the Building provided that there is a comparable space available to lease in the Building or (ii) such proposed subletting is at a rental rate less than 90% of the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building, or (iii) such subletting is to an agency of any federal, state or local government or to an employment or personnel agency or school. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Premises.

(d) If the Landlord shall consent to any assignment, the assignee shall assume in writing all obligations of Tenant hereunder and neither Tenant 110r any assignee shall be relieved of any liability hereunder, and in the event of default by the assignee in the performance of any of the terms hereof, no notice of such default or demand of any kind need be served on Tenant or the assignee to hold such parties liable to Landlord. Notwithstanding any assignment or sublease, whether or not with Landlord's consent, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease and no written consent or approval, if granted, shall be deemed to permit any subsequent assignment or subletting, and each and every subsequent assignment or subletting shan require the express written approval of Landlord. In the event of default by any assignee or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, immediate or remote, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant or any assignee of liability under this Lease.

In responding to Tenant's request for consent to a proposed (i) assignment, or (ii) subletting of all of the Premises, or (iii) a subletting of part of the Premises for substantially all of the Term, Landlord, in addition to any other rights it may have hereunder, may in the case of a proposed assignment or subletting referred to in clauses (i) and (ii) elect to terminate this Lease and the Term hereof, or in the case of a'proposal referred to in clause (iii) terminating this Lease as to the portion of the Premises covered by the proposed sublease, in each case, effective at the end of the third month from the date when the request was received.

(e) If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall pay to Landlord, as Additional Rent:

(i) In the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax return); and

(ii) In the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot then and thereafter payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale of or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax return). The sums payable under this subparagraph shall be paid to Landlord as and when paid by the subtenant to Tenant.

(f) With respect to each and every sublease consented to by Landlord under the provisions of this Lease, it is further agreed that each sublease shall provide that (i) 110 rent due and payable under the sublease shall be based in whole or in part on the income or profits derived from the subleased premises (except, with respect to retail-tenants, for percentage rent based on gross (not net) receipts or sales), (ii) if Mortgagee (as hereinafter defined) succeeds to the Landlord's interest under the Lease and is advised by its counsel that all or any portion of the rent payable under the Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code or regulations issued thereunder, Mortgagee may elect to amend unilaterally the calculation of rent so that none of the rent payable to Mortgagee under the Lease will constitute unrelated business income, but the amendment will not increase Tenant's payment obligations or other liability under the Lease or reduce the Landlord's obligations under the Lease, and (iii) subtenant will execute any document Mortgagee deems necessary to consent to the amendment of the sublease.

ARTICLE 15 - Access to Premises

Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times upon reasonable notice and in emergency situations without notice for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees, or tenants of the Building (but as to prospective tenants only in the last nine (9) months of the Term), performing cleaning and maintenance, and making such alterations, repairs, improvements or additions to the Premises or to the Building which may be, in Landlord's reasonable discretion, necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord, its employees and agents may enter by means of a master key (or forcibly in the event of any emergency), without liability of Landlord to Tenant and without such entry constituting any eviction of Tenant or termination of this Lease, so long as the Landlord, its employees and agents act reasonably under the circumstances. In all cases, Landlord will use reasonable efforts in exercising its rights under this Article so as to minimize any unreasonable interference with Tenant's use of the Premises.

ARTICLE 16 – Repairs

Landlord shall make all repairs necessary to maintain the plumbing (excluding sinks and similar facilities serving only the Premises), air conditioning (excluding any supplemental units serving only the Premises) and electrical systems, windows, floors (excluding floor coverings) and walls (other than paint or wall covering) and except repairs of Tenant's trade fixtures and property and installations which Tenant was obligated to make or which were performed by Landlord or others at Tenant's request. It is provided, however, that Landlord shall not be obligated for any of such repairs and shall not be deemed to be in default of its obligations under this Lease until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repairs are needed and as long as Landlord is making a diligent effort to make said repair. In no event shall Landlord be obligated under this Article to repair any damage caused to the Premises or any part thereof by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants, subcontractors or assignees. Tenant shall take good care of the Premises and the fixtures and appurtenances therein and make all repairs and replacements needed to keep them in first class order and condition, except for those repairs and replacements required to be performed by Landlord. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises and Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, contractors, or subcontractors, or assignees as the result of all or any of them moving in or out of Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original undamaged condition immediately prior to the damage caused by Tenant or such parties. If Tenant fails to make such repairs or replacements, the same may be made by Landlord (but without any obligation on Landlord's part to do so) and such expense shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill therefor.

Landlord shall not be liable by reason of any inconvenience, injury to, or interference with Tenant's business arising from the making or any repairs, alterations or improvement in or to the Premises or the Land and Building or to any appurtenances or equipment therein unless such inconvenience, or injury or interference shall be occasioned by the gross negligence or willful misconduct of the Landlord, its agents, servants and/or employees. There shall be no abatement of Rent because of such repairs, alterations, additions or improvements, except as may be specifically provided in Article l3 hereof Landlord covenants to use reasonable effort to implement such repairs, alterations, additions or improvements in a timely and expeditious manner.

ARTICLE 17 - Surrender of Premises

At termination of this Lease by lapse of time or otherwise, Tenant shall surrender the Premises together with all alterations, additions and improvements thereto, in broom-clean condition and good order and repair, except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease. Upon such termination all installations, alterations, additions, hardware and improvements, including partitions which may have been installed by either Landlord or Tenant upon the Premises shall remain upon the Premises and shall be Landlord's property, all without compensation, allowance or credit, except that Tenant's trade fixtures and furniture shall remain Tenant's property and Tenant shall prior to such termination remove the same. It is further provided, however, that (i) if prior to such termination or within (15) days thereafter Landlord so directs by notice to Tenant, Tenant shall promptly remove any installations, alterations, additions, hardware or improvements placed in the Premises after the Commencement Date (or any personal property of Tenant) and designated in the notice, failing which Landlord may remove the same and Tenant shall pay the cost of such removal and of any necessary restoration of the Premises; and (ii) Tenant shall promptly repair any damage to the Premises caused by any such removal by Tenant and shall restore the Premises to the condition in which they were prior to the installation of the items so removed. It is specifically agreed that Tenant's covenants set forth in sub-sections (i) and (ii) above shall survive the termination of this Lease.

ARTICLE 18 - Waiver of Claims

Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees and servants shall not be liable for, and Tenant waives all claims against Landlord, its agents, employees and servants for injury to person or damage to property sustained by Tenant or any other person occurring in or about the Land and Building or the Premises, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Land and Building or any part thereof or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act, or omission of any tenant or occupant of the Building, or of any other person, other than occasioned solely by the gross negligence or willful misconduct of the Landlord, its agents, servants and/or employees. This Article 18 shall apply especially but not exclusively, to injury or damage caused as aforesaid or by the flooding of basements or other subsurface areas or by sprinkler devices, air conditioning apparatus, water, snow, frost, leaking of roofs, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas odors, or noise or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or omission of other tenants or occupants in the Building or any other persons, and whether such damage be caused by or result from any thing or circumstance whether of a like or wholly different nature.

If any damage results from any act or neglect of the Tenant, the Landlord may, at the Landlord's option, repair such damage and the Tenant shall thereupon pay to the Landlord the cost of such repair as Additional Rent within ten (10) days of demand. All personal property belonging to the Tenant or any occupant of the Premises that is in or on any part of the Building shall be there at the risk of the Tenant or of such other person only, and the Landlord, its agents, servants and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft or misappropriation is the result of the gross negligence or willful misconduct of Landlord or Landlord's agents, servants or employees. The Tenant agrees to hold the Landlord harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Building, due to any act of negligence or default under this Lease by the Tenant, its contractors, agents or employees.

ARTICLE 19 - Insurance and Indemnification

(a) Tenant covenants and agrees to provide on or before the commencement of the Term and to keep in force during the entire Term of this Lease;

1. commercial general liability insurance for the mutual benefit of Landlord and Tenant relating to the Premises and its appurtenances for a combined single limit of not less than $3,000,000.00 in respect of bodily injury or death and property damage, which insurance shall name Landlord as an additional insured; and

2. fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all leasehold or building improvements in the Premises (other than those which were originally constructed or provided by Landlord, at Landlord's cost), as well as the cost of replacement of all plate glass, fixtures, equipment, decorations, contents and personal property therein which were purchased or leased by or are the property of Tenant.

Tenant agrees to deliver to Landlord at least thirty (30) days prior to the time the aforementioned insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certified and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor.

(b) All of the aforesaid insurance shall be written by one (1) or more responsible insurance companies reasonably satisfactory to Landlord; all such insurance may be carried under a blanket policy covering the Premises and any other of Tenant's offices or properties (provided the Premises are specifically scheduled with not less than the required coverage amount) and shall contain endorsements that:

1. such insurance may not be canceled, or fail to be renewed, or amended with respect to Landlord and/or its designees), except upon thirty (30) days prior written notice, by certified mail-return receipt requested, to Landlord and/or such designee(s) from the insurance company; and

2. . Tenant shall be solely responsible for payment of premiums for such insurance. In the event Tenant fails to furnish such insurance, the Landlord may obtain such insurance and the premiums shall be deemed Additional Rent to be paid by Tenant to the Landlord upon demand.

(c) The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Tenant's liability under section (d) hereof and shall be subject to increase at any time, and from time to time, if Landlord, in the exercise of its reasonable judgment, shall deem the same necessary for adequate protection. Within ten (10) days after demand therefore by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with.
(d) To the extent permitted by law, Tenant will indemnify, save harmless, and defend Landlord from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of the business conducted in or the occupancy of the Premises or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly from any default by Tenant under this Lease or any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees, or contractors, and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon. The commercial general liability coverage maintained by Tenant pursuant to section (a) above shall specifically insure the contractual obligations of Tenant as set forth in this Section.

(e) Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for all claims of anyone claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to property covered by the Florida Standard Form of Fire Insurance Policy with extended coverage endorsement, whether or not such insurance is maintained by the other party.

(f) Tenant agrees that in its use and occupancy of the Premises, at its own cost and expense, it shall comply with all of the rules, regulations and recommendations of the Fire Insurance Rating organization having jurisdiction and any similar body. If, at any time and from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act of omission or commission by Tenant, its employees, contractors or licensees, or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rate(s) and/or rent insurance rates applicable to the Premises, or the Building in which the same are located, or to any other premises in said Building, or to any adjacent property owned or controlled by Landlord or an affiliate of Landlord, and/or to the contents in any or all of the aforesaid properties shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord, on demand, as Additional Rent, such portion of the premiums for all fire insurance policies and/or rent insurance in force with respect to the aforesaid property and the contents of any occupant thereof as shall be attributable to such higher rate(s). If Tenant installs any electrical equipment that overloads the lines in the Premises or the Building in which the Premises are located, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary. to remedy such condition and to comply with all requirements of the Landlord and the Fire Insurance Rating organization and any similar body and any Governmental Authority having jurisdiction thereof. For the purpose of this paragraph, any finding or schedule of the Fire Insurance Rating organization having jurisdiction thereof shall be deemed to be conclusive. In the event that this Lease expressly permits and Tenant engages in the preparation of food or packaged foods or uses or stores flammable or combustible material, Tenant shall install chemical extinguishing devices approved by the Fire Insurance Rating organization having jurisdiction and shall keep such devices under services as required by such organization. If gas is used in the Premises (with Landlord's prior written consent), Tenant shall install gas cutoff devices (manual and automatic).

(g) Each insurance policy carried by Landlord or Tenant and insuring all or any part of the Building, the Premises, including improvements, alterations and changes in and to the Premises made by either of them and Tenant's trade fixtures or contents therein, shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant; as the case may be, in connection with any loss or damage to the Premises or the Building in which the Premises are located, or to property or business caused by any of the perils covered by fire and extended coverage, building and contents, and business interruption insurance, for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waivers, shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued. So long as the policy or policies involved can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage. In the event of inability on the part of either party to obtain such provision in is policy or policies with the carrier with whom such insurance is then carried, or such carrier's requiring payment of additional premium for such provision, the party so affected shall give the other party written notice of such inability or the increase in premium as the case may be. The party to whom such notice is give shall have fifteen (15) days from the receipt thereof within which:

1. in the case of such inability on the part of the other carrier, to procure from the aforesaid patty's insurance carrier in writing. at no increase in premium over that paid theretofore by the party so affected, such waiver of subrogation;

2. in the case of increased premium, to pay the party so affected the amount of such increase;

3. to waive, in writing, within the time limit set forth herein, such requirement to obtain the aforesaid waiver of subrogation. Should the party to whom such notice is given fail to comply as aforesaid with the said fifteen (15) day period, each and every provision in this subsection (g) in favor of such defaulting party shall be canceled and of no further force and effect.

ARTICLE 20 - Fire or Other Casualty

(a) Should the Premises (or any part thereof) be damaged or destroyed by fire or other casualty insured under the standard fire and casualty insurance policy with approved standard extended coverage endorsement applicable to the Premises, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Landlord's obligation hereunder shall be limited to the Building and improvements originally provided by Landlord at the Commencement Date. Landlord shall not be obligated to repair, rebuild or replace any property belonging to Tenant or any leasehold or building improvements in the Premises which were originally constructed or provided-by or on behalf of Tenant at Tenant's cost. Ifthere should be a substantial interference with the operation of Tenant's business in the Premises as a result of such damage or destruction which requires Tenant to temporarily close its business to the public, and such damage or destruction did not result from the acts, omissions or negligence of Tenant, its employees, invitees or guests, the Base Rent and Additional Rent shall abate equitably based on the degree of interference with the Tenant's use and occupancy of the Premises. Unless this Lease is terminated by Landlord as hereinafter provided, Tenant shall, at its cost and expense, repair, restore, redecorate and refixture the Premises and the contents thereof in a manner and to at least a condition equal to that existing prior to such damage or destruction, except for the Building and improvements to be reconstructed by Landlord as above set forth, and the proceeds of all insurance carried by Tenant on the property, decorations and improvements, as well as fixtures and contents in the Premises, shall be held in trust for such purposes. Tenant agrees to commence such work within ten(10) days after the date of such damage or destruction or the date Landlord completes any reconstruction required to be completed by it pursuant to the above, whichever date is later, and Tenant shall diligently pursue such work to its completion.

(b) Notwithstanding anything to the contrary contained in the preceding subsection (a) or elsewhere in this Lease, Landlord, at its option, may terminate this Lease on thirty (30) days notice to Tenant, if given within ninety (90) days after the occurrence of any damage or destruction if:

1. the Premises be substantially damaged or destroyed as a result of a risk which is not covered by Landlord's insurance, or

2. the Premises be damaged and the cost to repair the same shall be more than twenty-five percent (25%) of the cost of replacement thereof, or

3. the Premises be damaged during the last three (3) years of the Term of this Lease. Or
4. the Building in which the Premises are located shall be damaged to the extent of twenty-five percent (25%) or more of the then monetary value thereof (whether the Premises be damaged or not), or

5. is the Building in which the Premises are located is damaged (whether or not the premises are damaged) to such extent that, in the sole judgment of the Landlord, the Building cannot be operated as an integral unit

(c) Except to the extent specifically provided for in this Lease, none of the rentals payable by Tenant, nor any of Tenant's other obligations under any provisions of this Lease, shall be affected by any damage to or destruction of the Premises or Building by any cause whatsoever and Tenant hereby specifically waives any and all additional rights it might otherwise have under any law or statute.

ARTICLE 21 - Radon Gas

Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

ARTICLE 22 - Subordination and Attornment

This Lease is and shall at all times be and remain subject and subordinate to the terms and the lien of any mortgage or mortgages or deeds of trust or ground leases now or hereafter existing or placed upon Landlord's interest in the said Premises and on the Land and Building of which said Premises are a part, or upon any buildings hereafter placed upon the Land on which the Premises are located (the holder of any such mortgages or deeds of trust or the landlord under any such ground lease being hereinafter referred to as "Mortgagee") and to any and all advances to be made under any such mortgages or ground lease, and all renewals, modifications, extension, consolidations and replacements thereof.

Although the foregoing subordination provision is self operative, Tenant agrees to execute and deliver, upon demand, within ten (10) days of request thereof such further instrument or instruments subordinating this Lease on the foregoing basis to the lien and terms of any such mortgage or mortgages as shall be desired by the Landlord and any Mortgagee or proposed Mortgagee and Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument or instruments for and in the name of Tenant in the event Tenant shall fail to execute such instrument or instruments within ten (10) days after written notice to do so.

Tenant shall, in the event of the sale or assignment of Landlord's interest in the Land and/or Building, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage covering the Land and Building, attorn to and recognize such purchaser or mortgagee as Landlord under this Lease, and in any such events, Landlord named herein shall not thereafter be liable on this Lease.
Landlord and Tenant agree that no rent due and payable under this Lease shall be based in whole or in part on the income or profits derived from the Premises (except, with respect to retail tenants, for percentage rent based on gross (not net) receipts or sales). Landlord and Tenant agree that if Mortgagee succeeds to the Landlord's interest under the Lease and is advised by its counsel that all or any portion of the rent payable under the Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code or regulations issued thereunder, Mortgagee may elect to amend unilaterally the calculation of rent so that none of the rent payable to Mortgagee under the Lease will constitute unrelated business income, but the amendment will not increase Tenant's payment obligations or other liability under the Lease or reduce the Landlord's obligations under the Lease. Tenant further covenants and agrees to execute any document Mortgagee deems necessary to effect the amendment of the Lease.

ARTICLE 23 - Eminent Domain/Condemnation

If the Land and/or Building, or any portion thereof which includes a substantial part of the Premises or which prevents the operation of the Building as an integral unit in the sole judgment of Landlord, shall be taken or condemned by any competent authority for any public use or purpose, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be acquired by the condemning authority for such use or purpose, and without apportionment of the condemnation award. Current Rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Land and/or Building, Landlord shall have the right to cancel this Lease upon not less than sixty (60) days notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation. Tenant shall have no right to share in the condemnation award or any judgment for damages caused by such taking or change of grade, and Tenant hereby assigns to Landlord all Tenant's interest, if any, in any such award.

However, provided that the amount can be definitely ascertained in such proceedings, and be awarded separate and apart, and not in diminution of any award to Landlord, nothing hereinabove provided shall preclude Tenant from appearing, claiming, providing and receiving in the condemnation proceedings, Tenant's separate claim for Tenant's moving expenses, the value of Tenant's fixtures or equipment, or Tenant's moveable installations and improvements which do not become part of the Building.

ARTICLE 24 - Estoppel Certificate

At any time, and from time to time, upon the written request of Landlord or any Mortgagee, Tenant, within ten (10) days of the date of such written request, agrees to execute and deliver to Landlord and/or such Mortgagee, without charge and in a form satisfactory to Landlord and/or such Mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the Term of this Lease; (c) certifying that Tenant is in occupancy of the Premises, and that this Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as shall bestated; (e) certifying that Landlord is not in default under this Lease and there are no defenses or offsets against the enforcement of this
Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance Rent, if any, paid by Tenant and the date to which Rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) any other information which Landlord or the Mortgagee shall require; it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or Mortgagee of the Land and Building or any part thereof.

ARTICLE 25 - Bankruptcy

If at any time after the execution of this Lease, Tenant or any surety or guarantor of this Lease shall commence, in any court pursuant to any statute either of the United States or of any State, an insolvency or bankruptcy proceeding (including, without limitation, a proceeding for liquidation, reorganization or for adjustment of debts of an individual with regular income), or if such a proceeding is commenced against Tenant or any surety or guarantor of this Lease and either an order for relief is entered against such party or such party fails to secure a discharge of the proceeding within thirty (30) days of the filing thereof, or if Tenant or any surety or guarantor of this Lease becomes insolvent or is unable or admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors or a custodian is appointed or takes possession of Tenant's or any such surety's or guarantor's property, whether or not a judicial proceeding is instituted in connection with such arrangement or in connection with the appointment of such custodian (each of the foregoing events are hereinafter referred to as an "act of bankruptcy"), then Landlord besides other rights or remedies it may have, shall have the immediate right to terminate this Lease or re-enter and attempt to relet without terminating this Lease and remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby and Landlord may retain as liquidated damages any rent or money received by Landlord from Tenant or others on behalf of Tenant. In the event of a proceeding involving Tenant under the Bankruptcy Code, 11 D.S.C. 101 et seq., as amended from time to time, if this Lease is assumed by Tenant's trustee in bankruptcy (after such trustee has cured all existing defaults, compensated Landlord for any loss resulting therefrom and provided adequate assurance of future performance), then this Lease may not be assigned by the trustee to a third party, unless such party (a) executes and delivers to Landlord an agreement in recordable form whereby such party assumes and agrees with Landlord to discharge all obligations of Tenant under this Lease, including, without limitation, the provisions of Article 8 relating to the permitted use of the Premises and the manner of operation thereof; (b) has a net worth and operating experience at least comparable to that possessed by Tenant named herein and any surety or guarantor of this Lease as of the execution of this Lease; and (c) grants Landlord to secure the performance of such party's obligations under this Lease, a first priority security interest in such party's merchandise, inventory, personal property, fixtures, furnishings, and accounts receivable (and the proceeds of all of the foregoing) with respect to its operations in the Premises, and in connection therewith, such party shall execute such security agreements, financing statements and other documents (the forms of which are to be designated by Landlord) as necessary to perfect such lien.

ARTICLE 26 - Defaults and Remedies

(a) All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

1. Tenant shall fail, neglect or refuse to pay (i) any installment of Base Rent or Additional Rent at the time and in the amount as herein provided, or (ii) any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof; or if

2. Tenant shall abandon or vacate the Premises, or shall remove or attempt to remove or express or declare any intention to remove any of the goods and chattels from the Premises (other than in the normal course of business), or shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, and in the event any such default shall continue for a period of more than ten (10) days after notice thereof is given in writing to Tenant by Landlord (provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than said ten (10) day period, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within said ten (10) day period and is diligently prosecuting compliance of said notice and ultimately completes compliance); or if

3. Tenant shall repeatedly be late in the payment of Base Rent or Additional Rent or other sums or charges due Landlord under this Lease or shall repeatedly default in the keeping, observing or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant (provided notice of such payment or other defaults shall have been given to Tenant, but irrespective of whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given);

(b) In the event of any such default or breach of this Lease by Tenant, Landlord shall have the right and option (without further notice, including any statutory notice that might otherwise be required, all of which are hereby waived by Tenant) to (i) declare the entire Rent due for the balance of the Term together with the costs of suit and reasonable attorneys' fees immediately due and payable by Tenant, and Landlord shall have any and all of the remedies herein set forth and (ii) cancel this Lease at once or at any time thereafter and re-enter the Premises and remove all persons and their property therein, and such property may be stored in a public warehouse or elsewhere at the cost of the Tenant, all without service of notice or resort to legal process and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used by Landlord.

The Landlord may, however, at its option, at any time after Tenant's default or violation of condition or covenant, re-enter and take possession of the Premises without terminating this Lease, and remove any property contained therein. Such re-entry shall not constitute a forfeiture of the Rent to be paid and the covenants, agreements and conditions to be kept and performed by Tenant for the Term of this Lease. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. In the event of such re-entry, Landlord shall have the right, but not the obligation, to divide or subdivide the Premises in any manner Landlord may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for use and upon such covenants and conditions as Landlord may elect, and at its sale discretion, applying the net rentals from such letting first to the payment of Landlord's expenses incurred in dispossession of Tenant and the cost and expense of making such improvements, alterations and repairs in the Premises as may be necessary in order to enable Landlord to relet the same, and to the payment of any brokerage commissions or other necessary expenses of Landlord in connection with such reletting. The balance, if any, shall be applied by Landlord, from time to time, on account of the payment due at payable by Tenant hereunder with the right reserved to Landlord to bring such action or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without obligation to await the end of the Term hereof for the final determination of Tenant's account. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages.

Landlord may make such alterations, repairs, replacements and/or decoration in the Premises as Landlord, in Landlord's sale judgment, considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall, in no event, be liable in any way whatsoever for failure to relet the Premises, or, in the event the Premises are relet, for failure to collect the rent due from such reletting.

In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed by law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particularly remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise; and further expressly waives service of any notice of Landlord's intention to re-enter.

In the event any installment of Rent shall become overdue for a period in excess of five (5) days, a one time "Late Charge" in the amount of four percent (4%) of such overdue installment may be charged to Tenant by Landlord for the purpose of defraying the expenses incident to handling such delinquent payments. This charge shall be in addition to, and not in lieu of, any other remedy Landlord may have and shall be in addition to any reasonable fees and charges of any agents or attorneys which Landlord is entitled to employ on any default hereunder, whether authorized herein, or by law.

In addition to the above described Late Charge, at Landlord's option, any payment required to be made by Tenant under the provisions of this Lease not made by Tenant when and as due shall thereupon be deemed to be due and payable by Tenant to Landlord with interest thereon at 2% per annum above the then prime rate of interest at Citibank N.A. from the date when the amount became due to the date of payment thereof to Landlord (but in any event taken together with any Late Charges, not in excess of the maximum lawful amount permitted to be charged).

ARTICLE 27 - Intentionally omitted

ARTICLE 28 - Non-waiver

The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part thereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt and acceptance by Landlord of Base Rent or Additional Rent at a time when the payment of such Base Rent or Additional Rent is in default under this Lease shall not be construed as a waiver of such default. The receipt and acceptance by Landlord of a lesser amount than the Base Rent or Additional Rent due shall not be construed to be other than a payment on account of the Base Rent or Additional Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Base Rent or Additional Rent due or to pursue any other remedies available under law or provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon , certain provisions or contingencies, the occurrence of such provision or contingency shall also terminate all rights or options to renew the Lease. Any right of renewal or expansion granted to Tenant or the execution of a renewal or expansion agreement between Landlord and Tenant prior to the expiration of the Term of this Lease shall not be considered a vested right in Tenant to such further term or expansion space so as to prevent Landlord from canceling this Lease and any such extension or expansion thereof pursuant to Landlord's exercising any remedies provided herein or at law in the event of a default by Tenant during the remainder of the Term hereby granted. Such right of termination, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension or expansion previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension or expansion. Any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal or expansion hereof. Any option on the part of Tenant herein contained for an extension of renewal hereof shall not be deemed to give Tenant any option for a further extension beyond that expressly set forth in this Lease, if any.

ARTICLE 29 - Exculpation

The Landlord or any successor in interest whether an individual, joint venture, tenancy in common, firm, corporation, limited liability company, or partnership, general or limited, including each and every individual, officer, employee, member of the board of directors, owner of any joint venture, tenancy in common, member, firm or partnership shall not be subject to personal liability for any cause whatsoever, including the negligence of any of the foregoing persons or entities in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the interest of the Landlord in the Land and Building and the rents, issues and profits derived therefrom for the satisfaction of the remedies of the Tenant in the event of a breach, by the Landlord. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

ARTICLE 30 - Relocation of Tenant

Landlord, at its sole expense, on at least ninety (90) days prior written notice, may require Tenant to move from the Premises to another suite in the Building of comparable size and decor, in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another Tenant in the Building, provided, however, that in the event of receipt of any such notice, Tenant, by written notice to Landlord within said ninety (90) day period may elect not to move to the other space, in which event Landlord shall have the right and option to terminate this Lease effective ninety (90) days from the date of original notification by Landlord.
In the event of any such relocation, Landlord will pay: (a) all the reasonable expenses of preparing and decorating the new premises, so that they will be substantially similar to the Premises; and (b) the reasonable expenses of moving Tenant's furniture and equipment' to the relocated premises. Occupancy of the new premises shall be under and pursuant to the terms of this Lease, except that any variance between the Rentable Area of the relocation space and the Premises shall result in a proportional adjustment in Base Rent and Additional Rent.

ARTICLE 31 - Quiet Enjoyment

If and so long as Tenant pays the Base Rent and Additional Rent reserved hereunder and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the entire term hereof free from the claims of anyone claiming by, through or under Landlord, but subject to all provisions of this Lease.

ARTICLE 32 - Sprinklers

If the Building sprinkler system or any of its appliances shall be damaged or injured by reason of any act or omission of Tenant, or Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense. If by reason of alterations by Tenant after the initial occupancy or changes in either Tenant's business or contents of the Premises (i) the fire insurance rating organization or any Governmental Authority shall require or recommend that any changes modifications, alterations or additional sprinkler heads or other equipment be made or supplied or (ii) if any changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty charge against the full allowance for a sprinkler system in the first insurance rate as fixed by a fire insurance company insuring the Building, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment as required to comply with such requirement or recommendation, or to prevent the imposition of a penalty.

ARTICLE 33 - Unavoidable Delay

In the event that either party shall be delayed or hindered in, or prevented from the performance of any work, service or other acts required under this Lease to be performed by such party, and such delay or hindrance is due to strike, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, fire or other casualty, or other cause of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service of other act shall be extended for a period equivalent to the period of such delay. In no event shall such delay constitute a termination of this Lease, or an extension thereof. The provisions of this Article shall not operate to excuse Tenant from the prompt payment of Base Rent and/or Additional Rent, including such pro rata payments of Base Rent and/or Additional Rent as may be due under any Article hereof after the Commencement Date.

ARTICLE 34 - Non-Disruption

Tenant shall take no action which would violate any of Landlord's contracts affecting the Building, or which would create or contribute to any work stoppage, strike, picketing, labor disruption or dispute, or which would interfere, in any way, with the business of Landlord or any other tenants of the Building or with the right and privileges of any invitees, licensees, employees or any other persons lawfully in and upon the Building, or which would cause any impairment or reduction of the good will and reputation of the Building.

In furtherance of the intent expressed above, and in the interest of preventing and avoiding the frictions traditionally inherent in commerce and industry associated with union and non-union personnel working side-by-side (which often times results in the above-mentioned work stoppages, strikes, picketing, labor disruption or disputes), it is hereby understood and agreed by Tenant that Tenant shall not cause or permit any and all items of Tenant's initial construction, reconstruction, alterations, installations, additions, improvements, changes and/or remodeling of the Premises and the fixtures and appurtenances therein, and the removal of the same, as well as all items of Tenant's repairs to the Premises and the replacement and repair of fixtures and appurtenances therein to be performed in violation of any labor agreement or collective bargaining agreement to which Landlord, or its contractors or supplies is a party or which in any way affects the Land and Building.

ARTICLE 35 - Successors

The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of any successor or assign of Tenant unless Landlord's written consent for the transfer to such successor or assign has first been obtained as provided in Article 14 hereof. Each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the provision of this Lease.

ARTICLE 36 - Governing Law

This Lease shall be construed, governed and enforced in accordance with the laws of the State of Florida.

ARTICLE 37 - Severability

If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force an effect.

ARTICLE 38 - Captions

Captions and titles and the table of contents to this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

ARTICLE 39 - Gender

As used in this Lease, the word "person" shall mean and include where appropriate, an individual, corporation, partnership or other entity; the plural shall be substitute for the singular, and the singular for the plural, where appropriate, and words of any gender shall mean and include any other gender.

ARTICLE 40 - Waiver of Trial by Jury

IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN AN ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT'S USE OR OCCUPANCY OF SAID PREMISES (WHETHER SUCH MATTERS ARISE BY CONTRACT, TORT OR OTHERWISE). IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY COTTNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, EXCEPT FOR STATUTORY MANDATORY COUNTERCLAIMS.

ARTICLE 41 – Notices

All notices required or permitted hereunder shall be deemed delivered and sufficiently given if sent by registered or certified mail, return receipt requested, by hand delivery, or overnight express or courier service addressed to the Landlord or Tenant, as the case may be, as follows:

To Landlord:
Brickell Bay Tower Ltd., Inc.
1001 Brickell Bay Drive
Suite 1808
Miami, Florida 33131
Attn: Property Manager

With a copy to:
Avila Rodriguez Hernandez Mena & Ferri LLP
2525 Ponce De Leon Boulevard
Suite 1225
Coral Gables, FL 33134
Attn: Marco Ferri

To Tenant: as shown in Item 12 of Exhibit "F".
With a copy to: as shown in Item 12 of Exhibit "F".

Either party may change its address by written notice so given to the other. From and after the date Tenant takes occupancy of the Premises, notices to Tenant shall be addressed to the Premises.

ARTICLE 42.- Broker

Tenant represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than as shown in Item 13 of Exhibit "F" and Tenant agrees to indemnify and hold Landlord harmless (including attorney's fees) from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord shall compensate the aforstated brokers pursuant to a separate agreement between Landlord and such brokers. The provisions of this Article shall survive the termination of this Lease.

ARTICLE 43 - Execution

This Lease is being executed simultaneously in three (3) counterparts. This Lease shall become effective only when it has been signed by a duly authorized officer or representative of each of the parties and Landlord shall have delivered to Tenant one (1) executed copy of this Lease. Each of such fully executed counterparts shall be deemed original and it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

ARTICLE 44 - Recording and Non-Disclosure of Terms

Tenant shall not record this Lease or any memorandum thereof without the prior written consent of Landlord. However, nothing provided herein shall prohibit Landlord from recording a memorandum of this Lease without Tenant's consent, and Tenant hereby expressly appoints Landlord as its attorney-in-fact for the purpose of executing such a memorandum .and for executing a termination of such memorandum to be recorded by Landlord at its discretion. All fees, costs, taxes and expenses in connections with the filing and/or recording of this lease or any memorandum thereof shall be the sole obligation of the party requesting such recording. Upon termination of this Lease for any reason, Tenant shall promptly on request, confirm same in a written instrument in recordable form.

Tenant covenants and represents that it has not and shall not disclose the economic terms contained in this Lease to any other tenant or person, except to attorneys, accountants, and financial consultants assisting Tenant in this transaction, and any other person to whom disclosure is reasonably necessary, and except if required by law. Tenant acknowledges that such disclosure will result in a material injury to Landlord's business and adversely affect Landlord's ability to negotiate leases with other tenants and prospective tenants of the Building.

ARTICLE 45 - Modifications

If, in connection with obtaining financing or refinancing for the Building of which the Premises form a part, a bank, an insurance company, or other institutional lender shall request reasonable modifications that do not increase the obligations of Tenant hereunder (except to the extent that Tenant may be 'required to give notice of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the said Building) and do not materially adversely affect the leasehold interest hereby created, then in such event, Tenant agrees to execute and deliver such modification. In no event shall a requirement that the consent of any such lender be given for any modification of the Lease or for any assignment or sublease, be deemed to materially adversely affect this Lease or leasehold interest covered by this Lease.

ARTICLE 46 - Rules and Regulations

Tenant and Tenant's servants, employees, agents visitors and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt and which do not alter the terms, conditions or covenants of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions ill any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE 47 - Reasonableness

Whenever it is provided in this Lease that Landlord will act reasonably or that the consent or approval of Landlord will not be unreasonably withheld or delayed, the sole remedy of Tenant in the event it believes Landlord acted unreasonably or unreasonably withheld or delayed its consent or approval shall be to seek a declaratory judgment and/or injunction for the relief sought and Tenant shall in no event be entitled to or receive an award of damages.

ARTICLE 48 - No Representations by Landlord

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or promises made by or on behalf of Landlord (including without limitation, by any brokers) with respect to the Premises or the Land and Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Land and Building were at such time in satisfactory condition, order and repair (except as expressly set forth in this Lease) and that Tenant has satisfied itself as to the permissibility of its contemplated use. Tenant will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Premises, the Land and Building, or any other matter whatsoever, unless the same is specifically set forth in this Lease.

ARTICLE 49 - Entire Agreement

This Lease, including Exhibits "A" through "F" hereto (which 'shall all be deemed to be a part of this Lease), contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Attached hereto as Exhibit "F" are certain terms and provisions which are material to this Lease. To the extent that any term or provision set forth in Exhibit "F" is contradictory or inconsistent with any other term or provision of this Lease, the terms and provisions of Exhibit "F" shall control.

ARTICLE 50 - Definitions

As used in this Lease, the following terms shall have the respective meanings indicated opposite each of them:

Building - The 32-story office Building (which includes the Parking Levels, loading facilities and central plant, one level of commercial space and main lobby and 23 levels of general office space) and an exterior plaza, all of which are located on the Land.

Building Standard Work. The work performed and materials provided in the Premises in accordance with Section B of Exhibit "C".

Commencement Date - As determined pursuant to Article

Governmental Authority - The United States, the State of Florida and the City of Miami, the County of Dade or any local public or quasi-public authority, agency, department, commission, board, bureau or instrumentality of either of them including, with respect to matters pertaining to insurance, boards of fire underwriters to the extent they have power to impose conditions on the issuance of policies or the coverage thereof.

Holidays - New Year's Day, Christmas, Labor Day, Memorial Day, Fourth of July And Thanksgiving Day, and any other national holiday observed by similar buildings in the City of Miami.

Land - The tract of Land located in the City of Miami, Florida described in Exhibit "A" attached hereto and made a part hereof, on which the Building is located.

Lease Year - each Lease Year shall consist of twelve consecutive calendar months. In the event the Commencement Date is other than the first day of a calendar month, the first Lease Year shall end on the last day of the month in which the first anniversary of the Commencement Date occurs.

Necessary Approvals - Any permit, license, certificate of approval or other evidence of compliance with any Requirement necessary to the lawful occupancy and use of the Premises or the exercise of any right granted to Tenant herein and/or the issuance of the insurance required to be carried hereunder.

Parking Levels - The underground parking facilities constructed beneath and comprising a part of the Building and the eight (8) above street grade parking levels, including certain stairways, elevators, mechanical systems and other improvements related thereto.

Person - A natural person, firm, association, or corporation, as the case may be.

Premises - That portion of the Building shown in Exhibit "B" hereto, and further designated in Article 2 hereof.

Rent - The Base Rent payable under Article 5 plus all Additional Rent and any other moneys to be paid by Tenant to Landlord under this Lease.

Rentable Area - The area specified in Article 2, and mutually agreed by the parties to be the size of the Premises, for all purposes under the Lease, irrespective of any deviations that may result from the remeasurement of such space or from variations resulting from completion of the Premises by Landlord, if applicable.

Requirement - Any law, ordinance, code, order, rule or regulation of any Government Authority.

Rules and Regulations - Those rules and regulations as listed in Exhibit "E", as the same may be deleted, amended and supplemented from time to time by Landlord.

Term - as used in this Lease, the word Term shall include the renewal term, if any, if exercised.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant have hereunto respectively signed and sealed duplicate originals of this Lease as of the day and year first above written.

ATTEST/WITNESS:	LANDLORD: BRICKELL BAY TOWER LTD., INC.
/s/ Judith Dias	/s/ Christian Driussi
Judith Dias	Christian Driussi
Vice President

/s/ Priscilla Alvarez
Priscilla Alvarez
(as to Landlord)

ATTEST/WITNESS:	TENANT: RAJ VENTURES, INC.
/s/ David Rodriguez	/s/ Charles J Scimena
David Rodriguez	Charles J Scimena
President

/s/ Arthur Medina
Arthur Medina
(as to Tenant)
\

EXHIBIT "A"
BRICKELL BAY OFFICE TOWER
LAND
Tract A of "The Renaissance" according to the Plat thereof as recorded in Plat Book 118, Page 19 of the Public Records of Miami-Dade County, Florida.

EXHIBIT "B"
BRICKELL BAY DRIVE

EXHIBIT "C"
INTENTIONALLY DELETED

EXHIBIT "D"
BRICKELL BAY OFFICE TOWER
SUPPLEMENTAL AGREEMENT

BRICKELL BAY OFFICE TOWER
RECITING COMMENCEMENT DATE OF TERM

THIS AGREEMENT made and entered into this day of         ,2010 by and between BRICKELL BAY TOWER LTD., INC. ("Landlord") and RAJ VENTURES, INC. ("Tenant").  WITNESSETH:

The parties hereto, intending to be legally bound hereby, agree as follows:

(1) This Agreement is made pursuant to Article 3 of the Lease between the parties dated    ,2010.

(2) It is hereby stipulated and agreed that the Term of said Lease commenced on 2010 pursuant to the provisions of the above-mentioned Lease and will end on , unless sooner terminated as provided in said Lease.

(3) It is further understood that the obligation to pay Rent has commenced or shall commence, as set forth therein, on

(4) Tenant accepts the Premises ill its present condition and. agrees that such condition complies with the requirements of the Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in 2 counterparts of day and year first above written.

Attest/Witness: BRICKELL BAY TOWER LTD., INC.
(Landlord)
Print Name: _
By: _
Print Name: Christian Driussi
Title: Vice President
Print Name: _
(as to Landlord)

RAJ VENTURES, INC.
(Tenant)
By: _
Print Name: Title:
Print Name:
Print Name: _
(as to Tenant)

EXHIBIT "E"
BRICKELL BAY OFFICE TOWER
RULES AND REGULATIONS

1. DEFINITIONS
Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and Tenant's agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and gender as the circumstances require. The words "Room" and "Premises" are to be taken to mean and include the space covered by this Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.
2. OPERATIONS
The streets, sidewalks, entrances, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by Tenant for any other purpose than for ingress and egress.
3. WASHROOMS
Toilet rooms, water closets and other water apparatus shall not be used for any purposes other than those for which they were constructed.
4. INSURANCE REGULATIONS
Tenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the Fire Department or the fire laws, or with the rules and regulations, of the Fire Insurance Rating Organization, or equivalent bodies, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, now existing or hereafter enacted or promulgated by any public authority or by the Fire Insurance Rating Organization, or any equivalent body.
5. GENERAL PROHIBITIONS
In order to insure proper use and care of the Premises, Tenant shall not:

a. Keep animals or birds in the Premises.
b. Use the Premises or any rooms therein as sleeping apartments.
c. Allow any sign, advertisement, or notice to be fixed to the Premises which is visible from outside of the Premises, without Landlord's prior written consent.
d. Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or televisions without consent of Landlord, or otherwise do anything to disturb other tenants or that tends to injure the reputation of the Building.
e. Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building.
f. Place anything on the outside of the Building, including roof setbacks, window ledges and other projections or drop anything from the windows, stairways or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Building.
g. Cover or obstruct any window, skylight, door or transom that admits light, except with Building Standard narrow slot, horizontal Venetian blinds without the prior written approval of Landlord.
h. Fasten any Article, drill holes, drive nails or screws into the walls, floors, woodwork, window mullions, or partitions of the Premises or Building; nor shall the same be painted, papered or otherwise covered or in any way marked or broken without the prior consent of Landlord. Landlord's consent will not be unreasonably withheld.
i. Interfere with the heating or cooling apparatus.
J. Allow anyone but Landlord's employees or contractor to clean Premises.

k. Leave the Premises without locking doors, stopping all office machines, and extinguishing all lights.
1. Use any electric heating device, without consent of Landlord.
m. Install call boxes, or any kind of wire in or on the Premises or the Building without Landlord's permission and direction.
n. Place, store, consume, sell or distribute any toxic or hazardous waste or materials within the Premises or the Building.
o. Manufacture any commodity, or prepare or dispense any foods or beverages.
p. Secure duplicate keys for rooms or toilets, except from Landlord, or change the locks of any doors to or in the Premises or Building.
q. Give its employees or other person permission to go upon the roof of the Building without the written consent of Landlord.
r. Place door mats in public corridors without the consent of Landlord.
s. Use passenger elevators for freight during normal business hours as defined in theLease.
t. Schedule, nor will Landlord receive, deliver or accept freight for Tenant other than Monday through Friday, excluding holidays between the hours of 8:30 A.M. to 5:00 P.M.
6. PUBLICITY
Tenant shall not use the name of the Building in any way in connection with Tenant's business except the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
7. BUSINESS MACHINES
Business machines and mechanical equipment which cause vibration, noise, cold or heat that may be transmitted to Building structure, or to any leased space outside Premises shall be placed and maintained by Tenant, at its sole cost and expense, in settings of cork, rubber, or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold and heat. No business machines or mechanical equipment which require unusually high amounts of electricity shall be used or installed in the Premises without Landlord's prior written consent.
8. MOVEMENT OF EQUIPMENT
Landlord reserves the right to designate the time and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved, or removed from the Building or Premises, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant's Premises for the purposes of removing same from the Building without the express consent of both Landlord and Tenant.
9. PUBLIC ENTRANCE
Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord's judgment will be for the reasonable interest of the Building and its tenants. At landlord's discretion, persons entering the office portion of the Building after 6:00 P.M. Monday through Friday, after 1:00 P.M. 011 Saturday and at all times on Sunday and holidays and before 8:00 A.M. Monday through Saturday may be required to sign the register maintained for that purpose.

10. PARKlNG SPACES
a. Tenant acknowledges that guests and visitors of Tenant shall be charged for any parking at the then current rates, provided however, that Tenant may pay for such guest and visitor parking if it so elects as specified below.
b. The parking areas shall be used on a non-exclusive basis by all tenants of the Building and their guests unless otherwise designated by Landlord.
c. Landlord shall have the right to designate any parking spaces for the exclusive use of any particular parking lease holder.
d. Landlord shall have the right to alter, from time to time during the term of this Lease, the method used to control parking: self-parking, gate-controlled parking, jockey or attendant parking, etc.
e. The monthly rates, daily.rates and hourly rates charged for tenant parking and any guest or visitor parking may be increased from time to time by the Landlord during the Term and are payable by Tenant as Additional Rent.
f. Tenant will be billed for monthly parking increases as set forth above along with Rent and may elect to have Tenant's guest and visitor parking billed to Tenant at the same time. If Tenant fails to pay any such charges when due, Landlord may by written notice to Tenant elect to immediately cease to provide all or any of the foregoing parking spaces or may, at its sole option, treat such failure to pay as a default by Tenant under the Lease as provided in Article 25.
11. REGULATION CHANGE
Landlord shall have the right to make such additional rules and regulations as in the judgment of Landlord, may from time to time be needed for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein; Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.
12. CERTAIN RIGHTS RESERVED TO LANDLORD
The Landlord reserves the following rights:
a. To name or change the name of the Building and to change the street address of the Building.
b. To install and maintain a sign or signs on the exterior or interior of the Building.
c. To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering and like services used on the Premises or in the Building.
d. During the last twelve (12) months of the term, if during or prior to that time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy, without affecting Tenant's obligation to pay rental for the Premises.
e. To constantly have pass keys to the Premises.
f On reasonable prior notice to the Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the term, and to any prospective purchaser, mortgagee, or assignee of any mortgage on the Land and/or the Building and to others having a legitimate interest at any time during the term.
g. At any time in the event of any emergency, and otherwise at reasonable times, to take any and all measures including inspections, repairs, alterations, additions and improvements to the Premises or to the Land and Building as may be necessary or desirable for the safety, protection or preservation of the Premises or the Land and Building involving Landlord's interest, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authority. Landlord may enter upon the Premises and exercise any or all of the rights herein reserved without being guilty of an eviction or disturbance of Tenant's possession and without being liable in any manner to Tenant.
h. To close the Building or Parking Levels after regular working hours and on Saturdays, Sundays and national holidays except that Tenant and its employees and invitees shall be entitled to admission at all times under such regulations as Landlord prescribes for security purposes.
i. At any time or times, Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations, or improvements in or to the Building or any part thereof, and during such alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the Premises as a whole.

EXHIBIT "F"
1. Lease Date: October __ , 2010
2. Tenant: RAJ VENTURES, INC.
3. Floor(s) of Premises: 17 floor, Suite 1716
4. Rentable Area: 1,011 square feet.
5. Lease Term: Twenty four months.
6. (a) Base Rent: $34,374.00 composed of the following:
Annual Base Rent Monthly Installments
1
2
$ 34,374.00
$ 35,405.22
$ 2,864.50
$ 2,950.44
(b) Base Year: intentionally omitted
7. Tenant's Proportionate Share: Intentionally omitted.
8. Security Deposit: Two Thousand Eight Hundred Sixty Four Dollars & 50/100 ($2,864.50)
9. Permitted Use of Premises (subject to restrictions set forth in the Lease): general office use only.
10. (A) Number of Parking Spaces licensed to Tenant: 3.
(B) Current Monthly Contract Parking Rate: For unassigned parking spaces: $100.00 (plus taxes and surcharges) per parking space per month; for preferred parking spaces: $140.00 (plus taxes and surcharges) per parking space per month.
11. Tenant Allowance: N/A
12. Address for Notices to Tenant: at the Premises; with a copy to:
13. Brokers: None